EXHIBIT 23.1
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                    CONSENT OF MENDOZA, BERGER & COMPANY, LLP

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement of P--CE Computers, Inc. (the "Company") on Form SB-2 of our report dated January 26, 2004, except for the second and third paragraphs of Note 5 and Notes 6 and 8 which are dated October 7, 2004, and the interim financial statements for the nine months ended May 31, 2004, which appear in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.





Irvine, California                [signed] "Mendoza, Berger & Company, LLP"
November 1, 2004                            Certified Public Accountants